Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attn: High Grade Debt Capital Markets

Transaction Management/Legal

Fax: +1-212-901-7881

Tel: +1-646-855-0724

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attn: Head of Debt Capital Markets

Fax: +44 20 7595 2555

Tel: +44 20 7595 8601

Mizuho International plc

Mizuho House

30 Old Bailey

London EC4M 7AU

United Kingdom

Attn: Primary Debt Syndicate Desk

Fax: +44 20 7248 3920

Tel: +44 20 7651 2924